Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-170647) pertaining to the First Community Bank 401(k) Plan of our report dated June 27, 2014, with respect to the financial statements and schedule of the First Community Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Columbia, South Carolina

June 27, 2014